Exhibit 99.2

Raymond James Investor Conference March 2009 NASDAQ: BOFL

2 Forward Looking Statements Statements contained in this presentation which are not historical facts are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Such forward looking statements are subject to risks and uncertainties which could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Further, the company has no obligations to update any forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made. If you are interested in factors that do cause our results to differ materially from any forward looking statements they are detailed on our website in our SEC filings.

3 Corporate Profile Founded in Naples, Florida in August 1999 Strong management team with an average of over 30 years of banking experience 5th largest publicly-traded bank holding company headquartered in Florida based on total assets 13 financial centers in 7 distinct and premier Florida markets Integrated wealth management strategy with our Investment Management Division, Bank of Florida Trust Company

4 Over Half of Florida Deposits in Markets We Serve Source: SNL Financial Data as of June 2008 Bank of Florida Counties Served  Deposits State Mktshare Broward $35 billion 9.4% Collier $11 billion 3.0% Hillsborough $20 billion 5.4% Lee 11 billion 3.0% Miami-Dade $75 billion 20.1% Palm Beach $36 billion 9.7% Pinellas $18 billion 4.8% Total Market Deposits $206 billion 55.4% Total State Deposits $372 billion

5 Financials

6 Asset Growth $ in millions CAGR to 12.31.08 (5 years) Annual Data as of Year-end 5-Year CAGR 47% (39% excl. acquisitions) 18%

7 Loan Growth $ in millions CAGR to 12.31.08 (5 years) Annual Data as of Year-end 5-Year CAGR 45% (37% excl. acquisitions) 11%

8 Loan Portfolio 79% of portfolio is commercial-oriented Residential construction and land loans represent approximately 9% of total loans, down from 15% at 4Q07 Data as of December 31, 2008

9 Loan Portfolio by Geography Loan Portfolio is Geographically Diverse Across our Markets Data as of December 31, 2008

10 CRE Loans by Property Type 40% of commercial real estate loans are owner-occupied properties CRE Loans are Secured by a Diverse Group of Properties Data as of December 31, 2008

11 CRE Loans by Geography CRE Loans are Geographically Diverse Across our Markets Data as of December 31, 2008

12 Construction Loans by Project Type Residential construction portfolio totals $69 million Commercial construction portfolio totals $118 million 20% of construction loans are owner-occupied No high-rise condominium participation   Construction Loans Secured by a Diverse Group of Projects Data as of December 31, 2008

13 Construction Loans by Geography Construction Loans are Geographically Diverse Across our Markets Data as of December 31, 2008

14 Residential Loan Mix Of the $174.7 million in 1-4 family residential loans, $79.5 million or 46% is owner occupied Of the $69.1 million in residential construction loans, $19.0 million or 28% is owner occupied Data as of December 31, 2008

15 Residential Loans by Geography No Sub-Prime Loans Includes Residential Development & Construction, 1-4 Family Residential, and HELOC Residential Loans Geographically Disbursed Within our Markets Data as of December 31, 2008

16 Credit Quality Credit Quality Metrics $ In Millions

17 NPLs by Vintage $ In Millions As of December 31, 2008

18 NPAs by Loan Category $ In Millions Of the $17.5 million in 1-4 family NPLs in 4Q08, $3.5 million was owner occupied and $14.0 million was non-owner occupied Of the $5.0 million in 1-4 family NPLs in 3Q08, $2.1 million was owner occupied and $2.9 million was non-owner occupied

19 NPAs by Market $ In Millions

20 Net Charge-offs by Loan Category $ In Thousands Ratios may not sum due to rounding

21 Net Charge-offs by Market $ In Thousands Ratios may not sum due to rounding

22 Asset Quality Compared to Peers Ratios in % Annual data as of Year-end Excludes loans 90+ days past due and still accruing Source: SNL Financial Florida peers include BBX, CCGB, CSFL, GFLB, SBCF, SAMB, & TIBB Nonperforming Loans/Loans

23 Asset Quality Compared to Peers Ratios in % Annual data as of Year-end Source: SNL Financial Net Charge Offs / Average Loans Florida peers include BBX, CCGB, CSFL, GFLB, SBCF, SAMB, & TIBB

24 Asset Quality Compared to Peers Loan Loss Allowance/Loans Florida peers include BBX, CCGB, CSFL, GFLB, SBCF, SAMB, & TIBB Ratios in % Annual data as of Year-end Source: SNL Financial

25 Strong Deposit Growth *DDA, NOW, Money Market, and Savings 5-Year CAGR 42% (35% excl. acquisitions) 24% $ in millions CAGR to 12.31.08 (5 years) Annual Data as of Year-end

A Diverse Deposit Mix Retail CDs < $100k Non-Interest Bearing NOW MMA & Savings CDARs Retail CDARs Wholesale Retail CDs > $100K CDARs Brokered Deposit Mix 9% 10% 4% 28% 10% 3% 18% 18% Data as of December 31, 2008 Core deposits are 61% of total deposits Core deposits are total deposits excluding wholesale brokered CDs, wholesale CDARs, and CDs > $100k

27 Strong Top Line Revenue Growth Positive 5-Year Operating Leverage 5-Year CAGR 47% $ in millions CAGR to 12.31.08 (5 years) Annual Data as of Year-end

28 Liquidity – Loans/Deposits $ In Millions

29 Net Interest Margin Source: SNL Financial

30 Liquidity – Wholesale Funding (In Millions) No sub-debt at the holding company level No trust preferred securities

31 Capital Ratios

32 Capital Position Stronger than Peers Ratios in % Annual data as of Year-end Source: SNL Financial National peers include publicly traded banks with assets between $500 million and $3 billion Tangible Equity/Tangible Asset

33 Question & Answer